SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

May 14, 2007
Date of report (Date of earliest event reported)

Petroleum Development Corporation
Exact Name of Registrant as Specified in Charter

Nevada	0-7246	95-2636730
State or Other Jurisdiction of Incorporation	Commission File Number	IRS Employer Identification Number

120 Genesis Boulevard, Bridgeport, WV  26330
Address of Principal Executive Offices

304-842-3597
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

No Change
Former Name or Former Address, if Changed Since Last Report

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard;
Transfer of Listing.

Petroleum Development Corporation participated in a hearing before the NASDAQ Listing Qualifications Panel on May 10, 2007, to present its plan for filing its Form 10-K Annual Report for the fiscal year ended December 31, 2006, and its Form 10-Q Quarterly Report for the quarter ended March 31, 2007.  The Company advised the NASDAQ panel that it did not expect to file the Form 10-Q until June 29, 2007.  On May 14, 2007, the Company received notice from the NASDAQ staff that the failure to file the Form 10-Q timely could serve as an additional basis for the delisting of the Company’s securities, pursuant to Marketplace Rule 4310(c)(14), and that the Panel would consider this additional issue in connection with the May 10, 2007, proceeding.

At the hearing, the Company requested that the NASDAQ Listing Qualifications Panel allow the Company additional time to file its Annual Report on Form 10-K for the period ended December 31, 2006.  The Company asserted to the Panel that it anticipates that it will file its Form 10-K on or before May 18, 2007.  The Company also requested that the Panel allow the Company until June 29, 2007 to file the Quarterly Report on Form 10-Q for the period ended March 31, 2007.

A copy of the News Release is attached as Exhibit 99.1.

EXHIBIT INDEX

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

99.1            News Release dated May 14, 2007:
           Petroleum Development Corporation Appears Before NASDAQ Listing Qualifications Panel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETROLEUM DEVELOPMENT CORPORATION

Date:	May 15, 2007

By:	/s/ Richard W. McCullough
Richard W. McCullough
Chief Financial Officer